Exhibit 3

SHAREHOLDERS AGREEMENT

This Shareholders Agreement (this “Agreement”), is entered into as of December 16, 2005, by and between SL Industries, Inc., a New Jersey corporation (“Purchaser”), and Lakers Acquisition Corp., a Minnesota corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”), on the one hand, and each of the shareholders of Ault Incorporated, a Minnesota corporation (the “Company”) set forth on Schedule 1 hereto (each a “Shareholder” and collectively, the “Shareholders”), on the other hand. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, each Shareholder is, as of the date hereof, the record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of (i) the number of shares of common stock, no par value, of the Company (together with any associated preferred stock or other rights issued pursuant to the Rights Agreement, dated as of February 13, 1996, between the Company and Norwest Bank Minnesota, N.A. as the same has been amended through the date hereof, the “Common Stock”); and (ii) the number of options to acquire Common Stock (the “Company Options”) set forth opposite the name of such Shareholder on Schedule 1 hereto; and

WHEREAS, Purchaser, Merger Sub and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, for (a) Merger Sub to commence a tender offer for all of the issued and outstanding shares of Common Stock (the “Offer”) and (b) the merger of Merger Sub with and into the Company with the Company continuing as the surviving corporation (the “Merger”), in each case upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to the willingness of Purchaser and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, the Shareholders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. Representations and Warranties of the Shareholders. Each Shareholder hereby represents and warrants to Purchaser, severally and not jointly, as set forth below:

(a) Such Shareholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the shares of Common Stock set forth opposite his or its name on Schedule 1 to this Agreement (such shares of Common Stock, together with any Common Stock acquired by the Shareholder after the date of this Agreement, whether such Shares are acquired by way of exercise of Company Options or other rights to purchase Common Stock or by way of dividend, distribution, exchange, merger, consolidation, grant of proxy or otherwise, but excluding shares owned by other Shareholders, all as may be adjusted from time to time pursuant to Section 8 hereof, the “Shares”). Schedule 1 to this Agreement lists separately all Company

Options issued to such Shareholder. Such Shareholder is the record and beneficial owner of the Company Options set forth opposite such Shareholder’s name on Schedule 1 to this Agreement.

(b) Such Shareholder has voting power and power to agree to all of the matters regarding such Shareholder set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such right. Such Shareholder is not the record or beneficial owner of any securities of the Company on the date hereof other than the Shares and the Company Options set forth on Schedule 1.

(c) Such Shareholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby regarding such Shareholder.

(d) This Agreement has been validly executed and delivered by such Shareholder and, assuming due and valid authorization, execution and delivery thereof by Purchaser and Merger Sub, constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

(e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a violation of, or constitute (with or without due notice or lapse of time or both) a default under, or conflict with, or give rise to any right of termination, cancellation or acceleration under any contract, trust, note, bond, mortgage, indenture, license, agreement, or material contractual restriction or obligation of any kind to which such Shareholder is a party or by which such Shareholder or his or its Shares are bound, which singularly or in the aggregate, would prevent or adversely affect the ability of such Shareholder to perform his or its obligations under this Agreement. The consummation of the transactions contemplated hereby will not violate, or require any consent, approval or notice (except those required under applicable securities laws) under, any provision of any judgment, order, injunction, decree, statute, law, rule or regulation applicable to such Shareholder which, singularly or in the aggregate, would prevent or adversely affect the ability of such Shareholder to perform his or its obligations under this Agreement.

(f) The Shares owned by such Shareholder are now, and at all times during the term hereof will be, held by such Shareholder or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts, agreements, options, rights, understandings or arrangements or any other encumbrances whatsoever on title, transfer or exercise of any rights of a Shareholder in respect of such Shares (collectively, “Encumbrances”), except for any such Encumbrances arising hereunder, and the transfer of the Shares held by such Shareholder hereunder will effectively vest in Merger Sub valid and marketable title to such Shares, free and clear of any Encumbrances.

(g) If Shareholder’s Shares are subject to community property interests under the laws of any jurisdiction, such Shareholder has agreed to have executed and delivered to Purchaser such consents, waivers and approvals as are necessary for the execution of this Agreement and the approval and consummation of the transactions contemplated hereby regarding such Shareholder.

(h) Such Shareholder understands and acknowledges that Purchaser and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement.

Section 2. Representations and Warranties of Purchaser and Merger Sub. Each of Purchaser and Merger Sub hereby represents and warrants to the Shareholders, jointly and severally, as follows:

(a) Each of Purchaser and Merger Sub is a corporation duly organized and validly existing under the laws of the State of New Jersey and the State of Minnesota, respectively, has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by each of Purchaser and Merger Sub and, assuming due and valid authorization, execution and delivery thereof by a Shareholder, constitutes the legal, valid and binding obligation of each of Purchaser and Merger Sub, enforceable by such Shareholder against each of them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

(c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a violation of, or constitute (with or without due notice or lapse of time or both) a default under, or conflict with, or give rise to any right of termination, cancellation or acceleration under any material contract, trust, note, bond, mortgage, indenture, license, agreement or contractual restriction or obligation of any kind to which Purchaser and Merger Sub is a party which, singularly or in the aggregate, would prevent or adversely affect the ability of Purchaser and Merger Sub to perform its obligations under this Agreement. The consummation of the transactions contemplated hereby will not violate, or require any consent, approval or notice (except those required under applicable securities laws) under, any provision of any judgment, order, injunction, decree, statute, law, rule or regulation applicable to Purchaser and Merger Sub which, singularly or in the aggregate, would prevent or materially adversely affect the ability of Purchaser and Merger Sub to perform its obligations under this Agreement.

Section 3. Tender of the Shares.

(a) Each Shareholder hereby agrees that, subject to the terms and conditions of Section 10 hereof, (a) such Shareholder shall validly tender, or cause to be validly tendered, pursuant to and in accordance with the terms of the Offer, his or its Shares into the Offer as promptly as practicable, and in any event no later than the fifth business day following the commencement of the Offer pursuant to Section 1.1 of the Merger Agreement and receipt of the applicable tender offer documentation and (b) such Shareholder shall not withdraw any Shares so tendered unless this Agreement is terminated or otherwise terminates in accordance with its terms under Section 10 hereof or otherwise or the Offer is terminated or has expired without Merger Sub purchasing all Shares validly tendered in the Offer and not withdrawn. Notwithstanding the foregoing, each Shareholder may decline to tender, or may withdraw, any and all of such Shareholder’s Shares if, without the consent of such Shareholder, Merger Sub amends the Offer to (i) reduce the Offer Price, (ii) reduce the number of Shares subject to the Offer, (iii) change the form of consideration payable in the Offer or (iv) amend or modify any term or condition of the Offer in a manner adverse to the Shareholders of the Company (other than insignificant changes or amendments or other than to waive any condition other than the Minimum Condition which the parties agree cannot be waived or reduced). Each Shareholder shall give Merger Sub at least two (2) business days’ prior notice of any withdrawal of its Shares pursuant to the immediately preceding proviso.

(b) Notwithstanding the foregoing, at no time and in no event shall the total number of shares restricted pursuant to Section 3(a) hereof exceed nineteen and nine-tenths percent (19.9%) of the outstanding capital stock of the Company, including but not limited to the Shares (the “Maximum Restricted Amount”). In the event that the total number of Shares exceeds the Maximum Restricted Amount, Merger Sub may, in its sole and absolute discretion determine which Shares shall be restricted pursuant to Section 3(a). Merger Sub, in its sole and absolute discretion, shall make the determination of whether Shares subject to restriction pursuant to this Section 3 have equaled or exceeded the Maximum Restricted Amount.

Section 4. Transfer of the Shares.

(a) Prior to the termination of this Agreement and except as otherwise provided herein, each of the Shareholders agrees that it shall not: (i) transfer, assign, sell, gift-over, pledge, hypothecate, encumber or otherwise dispose of, or consent to any of the foregoing (“Transfer”), any or all of the Shares, Company Options or other rights to acquire Common Stock or any right or interest therein; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares; (iv) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares or (v) take any other action that would in any way restrict, limit or interfere with the performance of such Shareholder’s obligations hereunder or the transactions contemplated hereby or make any representation or warranty of such Shareholder untrue or incorrect.

(b) Notwithstanding the foregoing, at no time and in no event shall the total number of shares restricted pursuant to Section 4(a) hereof exceed the Maximum Restricted Amount. In the event that the total number of Shares exceeds the Maximum Restricted Amount, Merger Sub may, in its sole and absolute discretion, determine which Shares shall be restricted pursuant to Section 4(a). Prior to any proposed Transfer restricted by Section 4(a) hereof, each Shareholder shall provide written notice to Merger Sub at least forty-eight (48) hours prior to the proposed Transfer. Such notice shall include the number and class of Shares (including Company Options) to be transferred, the price per Share, and the proposed transferee. If the Shares so restricted have not yet exceeded the Maximum Restricted Amount, then Merger Sub may restrict such proposed Transfer as provided herein. If Shares upon which such restrictions have already been imposed equal or exceed the Maximum Restricted Amount, then Merger Sub may not enforce the restrictions on Transfer imposed by this Agreement. Merger Sub, in its sole and absolute discretion, shall make the determination of whether Shares subject to restriction pursuant to this Section 4 have equaled or exceeded the Maximum Restricted Amount. Regardless of whether the Maximum Restricted Amount has been reached, the notice provision of this Section 4(b) shall apply until termination of this Agreement.

Section 5. Option.

(a) On the terms and subject to the conditions set forth herein, each Shareholder hereby grants to each of Purchaser and Merger Sub an irrevocable option to purchase all of the right, title and interest of such Shareholder in and to the Shares owned by such Shareholder, as well as any other Shares of Common Stock of which such Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) after the date hereof, if and to the extent that such Shares are not validly tendered in the Offer pursuant to the terms of Section 3 hereof, at a price per share equal to the Offer Price (as defined in the Merger Agreement) (the “Option”). With respect to any Shareholder, the Option may be exercised after Merger Sub shall purchase and pay for Shares (as defined in the Merger Agreement) pursuant to the Offer following satisfaction of the Minimum Condition and until the earlier of (a) immediately preceding the Effective Time (as defined in the Merger Agreement) or (b) the termination of the Merger Agreement in accordance with its terms. Purchaser or Merger Sub, as the case may be, may exercise an Option in whole, but not in part.

(b) In the event that Purchaser or Merger Sub desires to exercise an Option, Purchaser or Merger Sub shall send a written notice in accordance with Section 13(a) hereof to the relevant Shareholder prior to the termination of this Agreement specifying the place and the date for the closing of such purchase, which date may be the date of such notice and shall be not more than three business days after the date of such notice and shall be prior to the termination of this Agreement; provided that in the event that prior notification to, or approval of, any Governmental Authority is required in connection with the exercise of an Option or there shall be in effect any preliminary or final injunction or other order issued by any Governmental Authority prohibiting the exercise of an Option, the period of time during which the date of the closing may be fixed shall be extended until the fifth business day following the last date on which all required approvals shall have been obtained, all required waiting periods shall have expired or been terminated and any such prohibition shall have been vacated, terminated or waived.

(c) At the closing of any purchase of a Shareholder’s Shares pursuant to exercise of an Option, simultaneously with the payment by Purchaser or Merger Sub of the purchase price for such Shareholder’s Shares, such Shareholder shall deliver, or cause to be delivered, to Purchaser or Merger Sub certificates representing such Shares duly endorsed to Purchaser or Merger Sub or accompanied by stock powers duly executed by the Shareholder in blank, together with any necessary stock transfer stamps properly affixed, free and clear of all liens.

(d) Notwithstanding the foregoing, at no time and in no event shall the shares of the Company’s capital stock subject to this Section 5 exceed the Maximum Restricted Amount. In the event that the total number of Shares exceeds the Maximum Restricted Amount, then Merger Sub, in its sole and absolute discretion, shall determine which Shares shall be subject to this Section 5. Merger Sub, in its sole and absolute discretion, shall make the determination of whether Shares subject to restriction pursuant to this Section 5 have equaled or exceeded the Maximum Restricted Amount.

Section 6. Voting Arrangements; Irrevocable Proxy.

(a) Each Shareholder hereby agrees that, during the time this Agreement is in effect, at any meeting of the Shareholders of the Company (a “Company Shareholders Meeting”), however called, and at every adjournment or postponement thereof, if and to the extent that his or her Shares are not validly tendered pursuant to the terms of Section 3 hereof, he or she shall: (i) appear at the meeting or otherwise cause his or her Shares to be counted as present thereat for purposes of establishing a quorum; (ii) vote, or execute proxies in respect of, his or her Shares, or cause his or her Shares to be voted, or proxies to be executed in respect thereof, in favor of the approval and adoption of the Merger Agreement (including any revised or amended Merger Agreement that has been agreed to by the Board of Directors of the Company) and the Merger, and any action required in furtherance thereof and (iii) vote, or execute proxies in respect of, his or her Shares, or cause his or her Shares to be voted, or proxies to be executed in respect thereof, against (A) any agreement or transaction relating to any Company Takeover Proposal (other than as proposed by Purchaser or Merger Sub) or (B) any amendment of the Company’s Articles of Incorporation or Bylaws or other proposal, action or transaction involving the Company or any of its subsidiaries or any of its Shareholders, which amendment or other proposal, action or transaction could reasonably be expected to prevent or materially impede or delay the consummation of the Offer or Merger or the consummation of the transactions contemplated by this Agreement or to deprive Purchaser of any material portion of the benefits anticipated by Purchaser to be received from the consummation of the Merger or the other transactions contemplated by this Agreement or change in any manner the rights of the Common Stock presented to the Shareholders of the Company (regardless of any recommendation of the Board of Directors of the Company) or in respect of which vote or proxy of the Shareholder is requested or sought, unless such transaction has been approved in advance by Purchaser or Merger Sub.

(b) Subject to the provisions set forth in Section 10 hereof and as security for the Shareholders’ obligations under Section 6(a), if and to the extent the Shares are not validly tendered in the Offer pursuant to the terms of Section 3 hereof, each of the Shareholders hereby irrevocably constitutes and appoints Purchaser, Glen Kassan, James Taylor and its or his designees as its or his attorney and proxy in accordance with the Minnesota Business Corporation Act (the “MBCA”), with full power of substitution and resubstitution, to cause the Shareholder’s Shares to be counted as present at any Company Shareholders Meetings, to vote his or its Shares at any Company Shareholders Meeting, however called, and to execute consents in respect of his or its Shares as and to the extent provided in Section 6(a).

(c) Notwithstanding the foregoing, at no time and in no event shall the Shares restricted pursuant to this Section 6 exceed the Maximum Restricted Amount. In the event that the number of Shares subject to this Section 6 exceeds the Maximum Restricted Amount, then the aforementioned attorney and proxy shall release the excess Shares from the restrictions of this Section 6. The attorney and proxy shall determine, in their sole and absolute discretion, which Shares shall be released and, upon such determination shall notify holders of released Shares. Upon such release, such Shareholders shall be entitled to vote such Shares or to direct the attorney and proxy to vote such Shares at their direction. Merger Sub, in its sole and absolute discretion, shall make the determination of whether Shares subject to restriction pursuant to this Section 6 have equaled or exceeded the Maximum Restricted Amount.

(d) Each Shareholder represents that any proxies heretofore given in respect of the Shares, if any, are revocable, and have been revoked. Each Shareholder hereby agrees not to grant any subsequent proxy or power of attorney with respect to such Shareholder’s Shares.

(e) Each Shareholder hereby affirms that the proxy set forth in this Section 6 is given in connection with the execution of the Merger Agreement, and that such proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Such Shareholder hereby further affirms that the proxy set forth in this Section 6 is coupled with an interest and, except as set forth in this Section 6 or in Section 10, is, subject to the terms and conditions contained herein, intended to be irrevocable in accordance with the provisions of Section 302A.449 of the MBCA. Each Shareholder hereby agrees that, if for any reason the proxy granted herein is not irrevocable (subject to the terms of this Agreement), then such Shareholder agrees to vote his or its Shares in accordance with Section 6(a) above as instructed by Purchaser in writing. The parties agree that the foregoing is a voting agreement created under Section 302A.455 of the MBCA.

Section 7. Voting Provisions. To the extent that a Shareholder has dispositive power, but not voting power, over any of its shares of Common Stock, Section 6 of this Agreement shall only apply to the shares of Common Stock held by such Shareholder over which such Shareholder retains voting power.

Section 8. Certain Events. In the event of any change in the Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting the Common Stock or the acquisition of additional shares of Common Stock or other securities or rights of the Company by any Shareholder, this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock or other securities or rights of the Company issued to or acquired by each of the Shareholders.

Section 9. Further Assurances. Each Shareholder shall, upon request of Purchaser or Merger Sub, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Purchaser or Merger Sub to be necessary or desirable to carry out the provisions hereof and to vest in Purchaser the power to vote the Shares as contemplated by Section 6.

Section 10. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the termination of the Merger Agreement in accordance with its terms and no party shall have any obligation to any other party to provide notice of such termination as a condition to its effectiveness; provided, however, that Section 11 hereof shall survive any termination of this Agreement.

Section 11. Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

Section 12. Public Announcements. Each of the Shareholders agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby or by the Merger Agreement without the prior consent of Purchaser; provided, however, that such disclosure may be made without obtaining such prior consent if (i) the disclosure is required by law or is required by any regulatory authority, including but not limited to any Governmental Authority, or the Nasdaq Stock Market and any national securities exchange, trading market or inter-dealer quotation system on which the Shares trade and (ii) the Shareholder making such disclosure has first used all reasonable efforts to consult with Purchaser about the form and substance of such disclosure.

Section 13. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to any of the Shareholders, to such Shareholder at the following address:

c/o Ault Incorporated

7105 Northland Terrace

Minneapolis, MN 55428-1028

Facsimile: 763-592-1911

If to Purchaser or Merger Sub, to:

SL Industries Inc.

520 Fellowship Road

Suite A114

Mount Laurel, New Jersey 08054

Attention: James Taylor

Facsimile: 856-727-1683

With a copy (which shall not constitute notice) to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, New York 10022

Attention: Steven Wolosky, Esq.

Facsimile: (212) 451-2222

(b) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Counterparts. This Agreement may be executed manually or by facsimile by the parties hereto in any number of counterparts, each of which shall be considered one and the same agreement.

(d) Entire Agreement. This Agreement (together with the Merger Agreement and any other exhibits, annexes, schedules, documents and instruments referred to herein and therein or contemplated thereby or therein) constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof.

(e) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to any conflict of laws principles thereof that might require the application of the law of another jurisdiction.

(f) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties except that Purchaser or Merger Sub may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly owned subsidiaries of Purchaser (each, an “Assignee”). Any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns, and the provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(g) Severability of Provisions. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions are fulfilled to the extent possible.

(h) Specific Performance. The parties hereto acknowledge that money damages would be an inadequate remedy for any breach of this Agreement by any party hereto, and that the obligations of the parties hereto shall be enforceable by any party hereto through injunctive or other equitable relief.

(i) Amendment. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

(j) Binding Nature. This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Purchaser, Merger Sub and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

PURCHASER:

SL INDUSTRIES, INC.

By: /s/ James C. Taylor

Name: James C. Taylor

Title: President and Chief Executive Officer

MERGER SUB:

LAKERS ACQUISITION CORP.

By: /s/ James C. Taylor

Name: James C. Taylor

Title: President

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, Purchaser, Merger Sub and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

SHAREHOLDER:

__________________________________________

[Print Name of Shareholder]

[Signature]

If Shareholder is an entity:

Name of Signatory: _________________________

Title of Signatory: __________________________

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, Purchaser, Merger Sub and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

SHAREHOLDER:

Frederick M. Green

__________________________________________

[Print Name of Shareholder]

/s/ Frederick M. Green

[Signature]

If Shareholder is an entity:

Name of Signatory: _________________________

Title of Signatory: __________________________

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, Purchaser, Merger Sub and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

SHAREHOLDER:

Carol A. Barnett

__________________________________________

[Print Name of Shareholder]

/s/ Carol A. Barnett

[Signature]

If Shareholder is an entity:

Name of Signatory: _________________________

Title of Signatory: __________________________

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, Purchaser, Merger Sub and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

SHAREHOLDER:

Brian T. Chang

__________________________________________

[Print Name of Shareholder]

/s/ Brian T. Chang

[Signature]

If Shareholder is an entity:

Name of Signatory: _________________________

Title of Signatory: __________________________

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, Purchaser, Merger Sub and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

SHAREHOLDER:

John Colwell, Jr.

__________________________________________

[Print Name of Shareholder]

/s/ John Colwell, Jr.

[Signature]

If Shareholder is an entity:

Name of Signatory: _________________________

Title of Signatory: __________________________

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, Purchaser, Merger Sub and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

SHAREHOLDER:

John G. Kassakian

__________________________________________

[Print Name of Shareholder]

/s/ John G. Kassakian

[Signature]

If Shareholder is an entity:

Name of Signatory: _________________________

Title of Signatory: __________________________

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, Purchaser, Merger Sub and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

SHAREHOLDER:

David J. Larkin

__________________________________________

[Print Name of Shareholder]

/s/ David J. Larkin

[Signature]

If Shareholder is an entity:

Name of Signatory: _________________________

Title of Signatory: __________________________

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, Purchaser, Merger Sub and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

SHAREHOLDER:

Marvonia Pearson Walker

__________________________________________

[Print Name of Shareholder]

/s/ Marvonia Pearson Walker

[Signature]

If Shareholder is an entity:

Name of Signatory: _________________________

Title of Signatory: __________________________

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, Purchaser, Merger Sub and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

SHAREHOLDER:

Gregory L. Harris

__________________________________________

[Print Name of Shareholder]

/s/ Gregory L. Harris

[Signature]

If Shareholder is an entity:

Name of Signatory: _________________________

Title of Signatory: __________________________

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, Purchaser, Merger Sub and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

SHAREHOLDER:

Xiaodong Wang

__________________________________________

[Print Name of Shareholder]

/s/ Xiaodong Wang

[Signature]

If Shareholder is an entity:

Name of Signatory: _________________________

Title of Signatory: __________________________

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, Purchaser, Merger Sub and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

SHAREHOLDER:

Leonidas Opportunity Fund L.P.

__________________________________________

[Print Name of Shareholder]

/s/ Lyron L. Bentovim

[Signature]

If Shareholder is an entity:

Name of Signatory: Lyron L. Bentovim

Title of Signatory: Managing Director and General Partner

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, Purchaser, Merger Sub and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

SHAREHOLDER:

Leonidas Opportunity Offshore Fund Ltd.

__________________________________________

[Print Name of Shareholder]

/s/ Lyron L. Bentovim

[Signature]

If Shareholder is an entity:

Name of Signatory: Lyron L. Bentovim

Title of Signatory: Managing Director and General Partner

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, Purchaser, Merger Sub and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

SHAREHOLDER:

Skiritai Capital LLC

__________________________________________

[Print Name of Shareholder]

/s/ Lyron L. Bentovim

[Signature]

If Shareholder is an entity:

Name of Signatory: Lyron L. Bentovim

Title of Signatory: Managing Director

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, Purchaser, Merger Sub and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

SHAREHOLDER:

Russell R. Silvestri

__________________________________________

[Print Name of Shareholder]

/s/ Russell R. Silvestri

[Signature]

If Shareholder is an entity:

Name of Signatory: _________________________

Title of Signatory: __________________________

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, Purchaser, Merger Sub and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

SHAREHOLDER:

Lyron L. Bentovim

__________________________________________

[Print Name of Shareholder]

Lyron L. Bentovim

[Signature]

If Shareholder is an entity:

Name of Signatory: _________________________

Title of Signatory: __________________________

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

Schedule 1

Shares and Company Options Held

Name of Shareholder	Shares Held	Company Options Held
Frederick M. Green	106,527	282,500
Carol A. Barnett	1,000	10,000
Brian T. Chang	-0-	6,000
John Colwell, Jr.	-0-	10,000
John G.Kassakian	19,000	17,000
David J. Larkin	5,000	14,000
Marvonia Pearson Walker	-0-	10,000
Gregory L. Harris	-0-	133,500
Xiaodong Wang	-0-	51,000
Leonidas Opportunity Fund L.P. Leonidas Opportunity Offshore Fund Ltd. Skiritai Capital LLC Russell R. Silvestri Lyron L. Bentovim	719,098 (in the aggregate)	-0-

Note: Green share amount includes shares acquired under Stock Purchase Plan as of May 30, 2005.